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                                                                EXHIBIT 26(E)(7)

APPLICATION PART 2
INDIVIDUAL LIFE INSURANCE
                                                                          [LOGO]
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business . 400 Robert Street North . St. Paul, Minnesota 55101-2098

Proposed insured name (last, first, middle)                    Date of birth

                                                                                                                Yes    No
 1.    A. Have you smoked cigarettes in the past 12 months? (IF YES, COMPLETE THE TABLE BELOW.)                 [ ]    [ ]
       B. Have you ever smoked cigarettes? (IF YES, COMPLETE THE TABLE BELOW.)                                  [ ]    [ ]

          Current smoker     Past smoker     Packs per day     Date last cigarette smoked (mm, dd, yy)
               [ ]              [ ]

       C. Have you used tobacco or nicotine of any kind, other than cigarettes, in any                          [ ]    [ ]
          form, in the last 12 months? (IF YES, COMPLETE THE TABLE BELOW.)
       D. Have you ever used tobacco or nicotine of any kind, other than cigarettes in                          [ ]    [ ]
          any form?  (IF YES, COMPLETE THE TABLE BELOW.)

          What type     Current user     Past user     How much     Date of last use (mm, dd, yy)
                             [ ]            [ ]

 2.    Are you taking or do you take any prescription or non-prescription medications or drugs?                 [ ]    [ ]
       If so, please provide information below.
       ____________________________________________________________________________________________________
       ____________________________________________________________________________________________________

 3.    Have you ever been treated, diagnosed or given medical advice by a member of the medical profession for:

       A.   Epilepsy; Alzheimer's; Huntington's; Parkinson's; Mild Cognitive Impairment (MCI); dementia;        [ ]    [ ]
            paralysis; sleep apnea; depression; stress disorders; anxiety disorder; or any other brain, nervous, mental, emotional or sleep disorder?
       B.   High blood pressure; chest pain; chest discomfort or tightness; heart attack; heart murmur;         [ ]    [ ]
            stroke; irregular heart beat; or any other disease or disorder of the heart or blood vessels?
       C.   Asthma; shortness of breath; bronchitis; pneumonia; emphysema; chronic cough; or any other          [ ]    [ ]
            lung or respiratory disorder?
       D.   Abdominal pain; ulcer; colitis; cirrhosis; hepatitis; recurrent diarrhea; intestinal bleeding;      [ ]    [ ]
            or any other disease of the liver, gallbladder, pancreas, stomach, or intestines?
       E.   Kidney stone; protein, sugar, blood or blood cells in the urine; or any disorder of the urinary     [ ]    [ ]
            tract, bladder or kidneys?
       F.   Disorder or abnormality of the prostate, uterus, ovaries, or breasts; pregnancy complication;       [ ]    [ ]
            testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?
       G.   Diabetes; thyroid disorder; lymph node enlargement; skin disorder; or disorder of any other         [ ]    [ ]
            glands?
       H.   Cancer; tumor; or cyst?                                                                             [ ]    [ ]
       I.   Anemia, leukemia, or other blood disorder?                                                          [ ]    [ ]
       J.   Back or neck pain; spinal strain or sprain; sciatica; arthritis; gout; carpal tunnel syndrome; or   [ ]    [ ]
            any bone, joint, or muscle disorder?
       K.   Disorder of the eyes, ears, nose or throat?                                                         [ ]    [ ]
       L.   Any physical deformity or defect?                                                                   [ ]    [ ]
       M.   Any immune system diseases or disorders except those related to the Human Immunodeficiency          [ ]    [ ]
            Syndrome (HIV virus)?
       N.   Any chronic or recurrent fever, fatigue or viral illness?                                           [ ]    [ ]
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
                                                                                                                Yes    No
 4.    Have you ever been diagnosed by a member of the medical profession or tested positive for the            [ ]    [ ]
       Human Immunodeficiency Virus (HIV virus) or Acquired Immune Deficiency Syndrome (AIDS)?

 5.    Do you consume alcoholic beverages? If yes, what kinds, how much and how often?                          [ ]    [ ]

 6.    Have you ever been advised to limit the use of alcohol or drugs; sought or received treatment,           [ ]    [ ]
       advice, or counseling for alcohol or drugs; or joined a group because of alcohol or drug use?

 7.    Have you ever used cocaine, heroin, marijuana, barbiturates or other controlled substances except        [ ]    [ ]
       as prescribed by a physician?

 8.    Other than above, have you in the past five years:

       A.   Consulted or been advised to consult a physician, psychiatrist, psychologist, therapist,            [ ]    [ ]
            counselor, chiropractor, or other health care practitioner? (Include regular check-ups).
       B.   Had a check-up, illness, or surgery, or been treated or evaluated at a hospital or any other        [ ]    [ ]
            health care facility?
       C.   Had an EKG, x-ray, stress test, echocardiogram, angiography, blood studies or any other             [ ]    [ ]
            diagnostic test?
       D.   Been advised to have any test, hospitalization, or surgery which was not completed?                 [ ]    [ ]
       E.   Had a CT Scan, MRI, EEG or any other diagnostic test for fainting spells, convulsions,              [ ]    [ ]
            seizures, headaches, or dizziness?

 9.    Height:_________FT_________IN     Weight:_________LBS.

       In the last 12 months have you had a change in weight?                                                   [ ]    [ ]

       A.   If yes, please provide how many pounds lost______or how many pounds gained______                    [ ]    [ ]
       B.   Was your change in weight due to any of the above medical conditions?
       C.   If no, was your change in weight due to any of the following? (check off all that apply)

            [ ] Diet  [ ] Exercise  [ ] Surgery  [ ] Pregnancy  [ ] Unknown

 10.   Family History: Make a note of diabetes, cancer, melanoma, heart, and kidney disease.

                            Age(s)      Health History                Age(s)    Cause of Death
                            ------      --------------                ------    --------------
       Father
       Mother
                   Living                                 Deceased
       Siblings
       Siblings
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
                                                                                                                Yes    No
 11.  Do you have a personal physician or belong to an H.M.O. or clinic? If so, please provide information      [ ]    [ ]
      below.

      Name                                                                      Phone number

      Street address

      City                                                                      State            Zip code

      Date last seen                 Reason

GIVE DETAILS OF ALL YES ANSWERS, INCLUDING DOCTORS' NAMES, PHONE NUMBERS, ADDRESSES AND DATES.

I HAVE READ THE STATEMENTS AND ANSWERS RECORDED ON THIS APPLICATION PART 2; THEY ARE TO THE BEST OF MY KNOWLEDGE
AND BELIEF TRUE, COMPLETE AND CORRECTLY RECORDED. I AGREE THAT THEY WILL BECOME PART OF THIS APPLICATION AND ANY
POLICY ISSUED ON IT.

Proposed insured signature                                              Date
X
Witness
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